As of September 30, 2013, the following persons or entities now own more than 25% of a funds voting security.

Person/Entity


Turner Market Neutral Fund, Institutional Class
Rober Turner Jr.			48.63%

Turner Market Neutral Fund, Investor Class
Carolyn Turner & Robert E. Turner	70.56%

Turner Market Neutral Fund, Class C
Carolyn Turner & Robert E. Turner	71.81%

Turner Medical Sciences Long/Short Fund, Investor Class
Carolyn Turner & Robert E. Turner	35.35%

Turner Spectrum Fund, Investor Class
National Financial Services		36.94%
UBS WM USA				32.62%

Turner Spectrum Fund, Class C
UBS WM USA				28.99%

Turner Titan Fund, Institutional Class
LPL Financial				49.78%

Turner Titan Fund, Investor Class
Charles Schwab & Co.			57.71%

Turner Titan Fund, Class C
Raymond James                           99.61%

Turner Emerging Growth Fund, Institutional Class
Charles Schwab & Co.			63.43%

Turner Emerging Growth Fund, Investor Class
Charles Schwab & Co.			42.37%

Turner Large Growth Fund, Institutional Class
Charles Schwab & Co.			56.57%

Turner MidCap Growth Fund, Investor Class
Charles Schwab & Co.			37.60%

Turner MidCap Growth Fund, Retirement Class
Mercer Trust Co.			39.56%

Turner Small Cap Growth Fund, Investor Class
Charles Schwab & Co.			30.81%

Turner Emerging Markets Fund, Institutional Class
Turner Investments			100.00%

Turner Emerging Markets Fund, Investor Class
Turner Investments			72.64%
Marilee McGregor			27.36%